 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2018
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17901 Von Karman Avenue, Suite 150
Irvine, California 92614
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.

On November 7, 2018, Evolus, Inc. (the “Company”), entered into a sublease (the “Sublease”) which became effective as of November 27, 2018 (the “Effective Date”), with Acacia Research Corporation (the “Sublessor”) for approximately 17,758 rentable square feet consisting of the twelfth floor of the building located at 520 Newport Center Drive, Newport Beach, California 92660 (the “Premises”). The Sublessor leases the Premises from The Irvine Company LLC (the “Prime Landlord”) pursuant to a Lease, dated January 28, 2002, as amended (the “Prime Lease”). The Sublease was consented to by the Prime Landlord and became effective on the Effective Date. The Premises will serve as the Company’s new corporate headquarters and principal office space.

This Sublease will commence upon the later of (i) the Effective Date, (ii) December 2, 2018, or (iii) the date on which Sublessor delivers possession of the Premises to the Company and will expire on January 20, 2020. The Company has no option to renew or extend the Sublease under its terms.

The Company will pay a base rent of $65,000 per month during the term, plus additional monthly fees to cover operating expenses, parking and other expenses set forth in the Sublease. In connection with the execution of the Sublease, the Company delivered to the Sublessor a cash security deposit in the amount of $130,000 and the first month’s rent of $65,000.

The Sublease is subject to and subordinate to the Prime Lease with the Prime Landlord and contains customary default and indemnification provisions. The Company is required under the terms of the Sublease to maintain customary insurance policies described in the Prime Lease. The Company is not afforded early termination rights under the Sublease, and may not assign or further sublease all or any part of the Premises without the prior written consent of the Sublessor and the Prime Landlord, which consent may be given or withheld in their respective sole discretion.

The foregoing summary of the Sublease is not complete and is qualified in its entirety by reference to the full text of the Sublease, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolus, Inc.

Dated: November 30, 2018	/s/ David Moatazedi
David Moatazedi
President and Chief Executive Officer